                                                                EXHIBIT 3(d)
                             THE UNION CORPORATION
                             ---------------------

                                    BY-LAWS
                            (Effective July 1, 1997)

                                   ARTICLE I

                                    OFFICES
                                    -------


          SECTION 1.  OFFICES.  The registered office of the Corporation in the
                      -------
State of Delaware shall be in the city of Dover, county of Kent, and the name of the resident agent in charge thereof is United States Corporation Company. The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint, or the business of the Corporation may require. Said offices may be within or without the State of Delaware.

                                   ARTICLE II
                                  STOCKHOLDERS
                                  ------------

          SECTION 1.  PLACE OF MEETING.  All meetings of the stockholders shall
                      ----------------
be held at such place within or without the State of Delaware as may be fixed from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.
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          SECTION 2.  ANNUAL MEETING.  A meeting of the stockholders shall be
                      --------------
held annually on such date after the close of the Corporation's fiscal year (June 30), and at such time as may be designated from time to time by the Board of Directors for the purpose of electing directors, and for the transaction of such other business as may properly come before the meeting.

          SECTION 3.  NOTICE OF THE ANNUAL MEETING.  Written notice of the time,
                      ----------------------------
place and purpose of the annual meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail to each stockholder of record entitled to vote at the meeting.

          SECTION 4.  SPECIAL MEETINGS.  Special meetings of the stockholders
                      ----------------
shall be held whenever called by the Chairman of the Board of Directors, or whenever called by the Board of Directors pursuant to the majority vote of the directors, voting at a duly convened meeting of the Board or pursuant to a written instrument signed by a majority of the full Board, and a special meeting of the stockholders shall likewise be called whenever persons holding 50% of the total shares of stock issued and outstanding and entitled to vote, shall in writing, make application therefor to the Chairman of the Board of Directors, President or the Board of Directors, stating the object of such special meeting.

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          SECTION 5.  NOTICE OF SPECIAL MEETING.  Written notice of the time,
                      -------------------------
place and purpose of special meetings of the stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail to each stockholder of record entitled to vote at the meeting.

          SECTION 6.  QUORUM.  At any meeting of stockholders, the holders of a
                      ------
majority of the issued and outstanding shares of the stock of the Corporation present in person or represented by proxy, shall constitute a quorum for the transaction of business, including the election of directors; the presence or absence of a quorum shall be determined at the opening of a meeting, and if a quorum is then present, and unless the law or certificate of incorporation specifically provides to the contrary, all business properly before the meeting may be thereafter transacted by a majority vote of the shares present or by proxy, though less than a quorum as a result of abstentions or absences, after the opening of the meeting.

          SECTION 7.  ADJOURNMENTS.  At any annual or special meeting, including
                      ------------
a meeting at which a fixed quorum may be required but fails to attend, a majority in interest of the stockholders present, in person or by proxy, and entitled to vote, may adjourn the meeting from time to time without further notice, and at any such adjourned meeting, provided a quorum is

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present at the opening thereof, any business may be transacted at the meeting as originally called had the same not been adjourned.

          SECTION 8.  ORGANIZATION.  The Chairman of the Board of Directors, or
                      ------------
in his absence, the President, the Executive Vice President or any Vice President (in order of seniority) shall call the meeting of stockholders to order and shall act as Chairman thereof. The Secretary of the Corporation shall act as the secretary at all meetings of stockholders, and in his or her absence the Chairman of the meeting may appoint any person to act as Secretary.

          SECTION 9.  VOTING.  Directors shall be chosen by plurality of the
                      ------
votes cast. On demand of any stockholder entitled to vote, or whenever required by statute, the vote upon any question, at any meeting, shall be by ballot. At each meeting of the stockholders, each stockholder entitled to vote may vote in person or by proxy appointed by an instrument in writing, subscribed by such stockholder, or by his duly authorized attorney, and delivered to the Secretary of the meeting. Unless the transfer of books shall have been closed or a date shall have been fixed as a record date for the determination of the stockholders entitled to vote, no share of stock shall be voted on at any election for the directors which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election. Each holder of stock entitled

                                       4
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to vote shall be entitled to one (1) vote for each share of said stock registered in such holder's name on the books of the Corporation. At any duly constituted meeting of the stockholders, the vote of the holders of a majority of the shares having voting powers and present in person or by proxy, shall decide any question brought before such meeting, unless applicable statutes, the certificates of incorporation or these by-laws specifically require otherwise.

          SECTION 10.  BUSINESS.  Business transacted at all meetings of
                       --------
stockholders shall be as required by statute, these by-laws or the certificate of incorporation or as specified in the notice of meeting.

          SECTION 11.  INSPECTORS.  At all meetings of stockholders, whether the
                       ----------
same be annual meetings or special meetings, the polls shall be opened and closed by the Chairman of the meeting, and the said polls shall remain open for a period not exceeding one (1) hour. The proxies shall be reviewed and all questions touching the qualifications of votes and the validity of proxies and the acceptance or rejection of votes shall be decided by one or more inspectors of election. All ballots shall be received and counted by the inspector(s) of elections and the inspector(s) shall certify the results in writing. Such inspector(s) shall be appointed by the Chairman of

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the meeting.  No candidate for election as director shall be appointed or shall act as inspector.

                                  ARTICLE III
                               BOARD OF DIRECTORS
                               ------------------

          SECTION 1.  NUMBER.  The business, affairs and property of this
                      ------
Corporation shall be managed and controlled by the Board of Directors. The number of directors shall not be less than three nor more than twelve. Such number may at any time and from time to time be increased or decreased by the Board of Directors by resolution.

          SECTION 2.  CLASSIFICATION OF DIRECTORS.  The Board of Directors shall
                      ---------------------------
be divided into three classes, the members of each class to serve for three years. The number of directors in each class shall be as nearly equal as possible. At the first meeting of stockholders held for the election of members of the Board so classified, the directors of a class shall be elected for a term which shall expire at the first succeeding annual meeting thereafter; the directors of a second class shall be elected for a term which shall expire at the second succeeding annual meeting thereafter; and the directors of a third class shall be elected for a term which shall expire at the third succeeding annual meeting thereafter. At each successive annual meeting, directors of the class whose term expires shall be

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elected for a term of three years and until their successors shall have been duly elected and qualified, so that the term of office of one class of directors shall expire in each year.

          SECTION 3.  VACANCIES.  Vacancies shall be filled by a majority of the
                      ---------
remaining directors, through less than a quorum, and newly created directorships resulting from an increase in the number of directors shall be filled by a majority of the Board as constituted prior to such increase, or by election by the stockholders at any meeting thereof, and the directors so chosen shall hold office until the annual election and until their successors shall be duly elected and qualified, unless sooner displaced.

          SECTION 4.  PLACE OF MEETING.  Directors may hold their meeting at
                      ----------------
such place or places within or without the State of Delaware as they may from time to time designate.

          SECTION 5.  FIRST MEETING OF THE BOARD OF DIRECTORS.  After each
                      ---------------------------------------
annual election of directors, the newly elected directors shall meet for the purpose of organization, election of officers and the transaction of other business at such place and time as shall be fixed by the directors.

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          SECTION 6.  SPECIAL MEETING.  A special meeting of the Board of
                      ---------------
Directors may be called by the Chairman of the Board of Directors, by the President or by written notice from two or more members of the Board.

          SECTION 7.  NOTICE OF SPECIAL MEETING.  The Secretary or Assistant
                      -------------------------
Secretary shall give notice to each director of each special meeting by mailing the same at least two days before such meeting or on 24 hours' telegraphic (or equivalent) notice. Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          SECTION 8.  QUORUM.  At any meeting of the Board of Directors, a
                      ------
majority of the number of Directors then in office shall constitute a quorum for the transaction of business, except where otherwise expressly provided for by statute, by the certificate of incorporation or by these by-laws. A majority of those present at the time and place of any special or regular meeting, although less than a quorum, may adjourn the meeting from time to time without further notice until a quorum shall attend, and thereupon any business may be transacted which would

                                       8
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be transacted at the meeting as ordinarily called.  The presence or absence of a quorum shall be determined at the opening of the meeting, and if a quorum is then present, and unless the law or the certificate of incorporation specifically provides to the contrary, all business properly before the meeting may thereafter be transacted by majority vote of the directors present.

          SECTION 9.  ORGANIZATION.  At the first meeting of the Board of
                      ------------
Directors a Chairman shall be elected by the Board who shall serve at the will and pleasure of the Board. The Secretary of the Corporation, or in the event of his absence, a temporary Secretary appointed by the Chairman, shall act as a Secretary of the meeting.

          SECTION 10.  COMPENSATION.  Directors who are not otherwise
                       ------------
compensated as officers or employees of the Corporation or any of its subsidiaries shall receive, by appropriate resolution of the Board of Directors, compensation for services provided to the Corporation, provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving additional compensation therefor. Members of committees may also be granted such compensation as the Board of Directors may determine. Directors fees may be payable currently or be deferred. Compensation for services may be in such form as the Board of Directors may determine.

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          SECTION 11.  INDEMNIFICATION.  Every person who is an officer or
                       ---------------
director of the Corporation, or of any corporation which he or she serves as such at the request of the Corporation, shall be indemnified by the Corporation to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him or her in connection with any proceeding to which he or she may be made, or threatened to be made, a party, or in which he or she may become involved by reason of his or her being or having been an officer or director of the Corporation, or of such other corporation, whether or not he or she is an officer or director of the Corporation, or such other corporation, at the time the expenses or liabilities are incurred. Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled apart from this provision. The Board of Directors is authorized to provide for the discharge of the Corporation's responsibilities under this Section by way of insurance or any other feasible and proper means.

          SECTION 12.  ACTION BY WRITTEN CONSENT.  Unless otherwise provided by
                       -------------------------
the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or any Committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in

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writing, the writing or writings to be filed with the minutes of proceedings of the Board of Directors or committee.

                                   ARTICLE IV
                                   COMMITTEES
                                   ----------

          SECTION 1.  EXECUTIVE COMMITTEE.  The Board of Directors, by
                      -------------------
resolution adopted by a majority of the entire Board, may appoint from among its members an executive committee which shall have at least three members, including the Chairman of the Board of Directors and the President. The executive committee shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation, provided such committee shall not have the authority of the Board of Directors to amend the certificate of incorporation, adopt a plan of merger or adopt a plan of consolidation with another corporation; recommend to the stockholders the sale, lease, exchange, mortgage, pledge, or other disposition of all or substantially all of the property and assets of the Corporation if not made in the usual and regular course of its business; recommend to the stockholders a voluntary dissolution of the Corporation or a revocation thereof; amend, alter, or repeal the by-laws of the Corporation; elect or remove officers of the Corporation or members of the executive committee; fix the compensation of any member of the executive committee; declare dividends or amend, alter, or repeal any resolution of the Board

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of Directors which by its terms provides that it shall not be amended, altered, or repealed by the executive committee. The designation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

          SECTION 2.  STANDING COMMITTEES.  The Standing Committees shall be an
                      -------------------
Audit Committee, an Employee Compensation and Benefit Committee, and a Stock Option Committee.

          (a) The Audit Committee shall consist of not less than two directors. No member of the Audit Committee shall also be an officer or employee of the Corporation or any subsidiary thereof. The Audit Committee shall review, with the public accountants and auditors who audit the books of the Corporation, the scope of the audit for each fiscal year, the compensation payable to such auditors, the results of all annual and any special audits, the management letter prepared by the auditors, and such other matters as the members of the Committee or the Board of Directors may determine are necessary or desirable for the maintenance of proper books of account and records of the Corporation and its subsidiaries.

          (b) The Employee Compensation and Benefit Committee shall supervise and make recommendations with respect to employee compensation levels and all benefit plans involving employees of

                                       12
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the Corporation and its subsidiaries.  It shall, on the recommendation of the
President, or other appropriate officer, approve the terms of employment of all officers of the Corporation except the Chairman of the Board and the President, and shall recommend the terms of employment of the Chairman of the Board and the President to the Board of Directors for approval. The Committee may include such persons, not directors of the Corporation, as the Board of Directors may determine from time to time.

          (c) The Stock Option Committee shall consist of not less than three persons, none of whom is or has been for at least one year prior to any action taken by such member, eligible to receive an option under any of the Corporation's employee stock option plans. It shall have the power to grant stock options to all officers and employees of the Corporation and its subsidiaries provided that, in the case of an officer who is also a director of the Corporation, the grant of such option also must be approved by the Board of Directors. The Chairman of the Committee shall have the authority to execute stock option agreements on behalf of the Corporation, and such officers of the Corporation as may be designated from time to time by the Stock Option Committee or the Board of Directors shall also have such authority. The Committee shall have the power to interpret all stock option plans and to make recommendations with respect to all such plans. The Committee may also make recommendations to

                                       13
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the Board of Directors for stock options not covered by any stock option plan.

          (d) The members of all Committees shall be appointed by the Board of Directors and shall serve on such Committee at the will and pleasure of the Board. The members of Standing Committees shall be appointed at the first meeting of the Board of Directors after the annual meeting of stockholders. One person shall be designated as Chairman of each such Committee by the Board of Directors, except that the Chairman of the Board shall be the Chairman of any committee on which he serves. In the absence of the Chairman of the Committee, the other members of the Committee may designate a Chairman pro tem. Minutes of all meetings shall be prepared and signed by the Chairman of the meeting or the Secretary. Such minutes shall be circulated to the Board of Directors or delivered to the directors at the next meeting of the Board unless the Committee meeting occurred within two days before the meeting of the Board of Directors, in which event the Chairman of the Committee shall report verbally to the Board of Directors at the next meeting of the Board, and minutes of the meeting shall be delivered to the Board at its next subsequent meeting. Action by any committee at a meeting may be taken by a majority of its members or without a meeting by unanimous written consent.

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          A meeting of any committee may be called by any member of the committee. Notice of meeting shall be given by, or at the instance of, any member of the committee or each member of the committee by mailing the same at least two (2) days before such meeting or on 24 hours telegraphic (or equivalent) notice. On unanimous written consent or waiver by all members of the committee or if every member of the committee shall be present at the meeting, a meeting may be held at any time or place without any previous notice.

          SECTION 3.  OTHER COMMITTEES.  The Board of Directors may, by
                      ----------------
resolution or resolutions, passed by a majority of the whole Board, designate one or more other committees, each of said committees to consist of two (2) or more of the directors of the Corporation with such powers as may be provided in the respective resolutions establishing such committees.

                                   ARTICLE V
                                    OFFICERS
                                    --------

          SECTION 1.  EXECUTIVE OFFICERS.  The executive officers of the
                      ------------------
Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, an Executive Vice President, one or more Vice Presidents, a Secretary, and a Treasurer. Any two or more of the aforesaid offices may be held by the same person, except that the same person shall not be

                                       15
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Chairman of the Board or President and Secretary.  Subject to contract, the executive officers of the Corporation shall hold office at the will and pleasure of the Board of Directors.

          SECTION 2.  SUBORDINATE OFFICERS.  The Board of Directors may elect
                      --------------------
such other officers subordinate to the above executive officers as it shall deem necessary, who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors.

          SECTION 3.  CHAIRMAN OF THE BOARD OF DIRECTORS.  The Chairman of the
                      ----------------------------------
Board of Directors shall preside at all meetings of the Board of Directors and stockholders, and he shall have such other powers and duties as from time to time may be assigned to him by the Board of Directors.

          SECTION 4.  PRESIDENT.  The President shall be chosen from among the
                      ---------
directors. He shall have such powers and duties as from time to time may be assigned to him by the Board of Directors. Subject to the control and direction of the Board of Directors, the President shall be the Chief Executive Officer of the Corporation, and in such capacity, he shall have general authority over all affairs of the Corporation and over all officers, employees and agents of the Corporation, other than the Chairman of the Board, and shall have all of those powers usually pertaining to the office of Chief Executive Officer.

                                       16
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          SECTION 5.  VICE PRESIDENT.  Each Vice President shall perform such
                      --------------
duties as may be assigned to him by the Board of Directors. The Board of Directors may appoint an Executive Vice President who shall be senior to all other officers of the Corporation and its subsidiaries except the Chairman of the Board and the President. Vice Presidents other than the Executive Vice President shall rank in order of seniority in position, except as the Board of Directors may otherwise determine.

          SECTION 6.  TREASURER.  The Treasurer shall have custody of all the
                      ---------
funds and securities of the Corporation. He shall endorse, on behalf of the Corporation, for collection, checks, notes and other obligations and shall deposit the same and all moneys and other valuable effects belonging to the Corporation to the credit of the Corporation in such bank or banks or depositories as the Board of Directors may designate. Whenever required by the Board, he shall render a statement of the Corporation's cash accounts. He shall perform all duties normally incident to the position of Treasurer.

          SECTION 7.  SECRETARY.  The Secretary shall be sworn to the faithful
                      ---------
discharge of his duty. He shall record all the proceedings of the meetings of the Corporation and the Board of Directors, and also (unless otherwise directed by such committee) the minutes of each committee in books to be kept for that purpose. He shall attend to the giving and serving of all

                                       17
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notices for the Corporation.  He shall affix the seal of the Corporation to all contracts or other documents as required and shall attest the same. He shall have charge of the stock certificate books and other papers and books of the Corporation in such manner as the Board may direct; and he shall in general perform all the duties incident to the office of Secretary.

          SECTION 8.  ASSISTANTS.  There may be one or more Assistant
                      ----------
Secretaries or Assistant Treasurers who shall act in the absence or inability to act of the Secretary or Treasurer, as the case may be, in order of seniority in position, and perform such other duties as may be determined by the Board of Directors.

          SECTION 9.  OTHER OFFICERS.  The Board of Directors may appoint a
                      --------------
Controller, an Assistant Controller or other officers from time to time to perform such duties as the Board may determine.

          SECTION 10.  REMOVAL.  The Board of Directors may remove any officer
                       -------
or member of a committee by a majority vote of those directors attending a duly constituted meeting of the Board, at any time with or without cause.

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          SECTION 11.  BONDING.  The Board of Directors may require that the
                       -------
Treasurer or any Assistant Treasurer be bonded in such form and amount and with such surety or sureties as the Board may require for the faithful discharge of his duties.

                                   ARTICLE VI

                                 CAPITAL STOCK
                                 -------------

          SECTION 1.  FORM AND EXECUTION OF CERTIFICATES.  The certificates of
                      ----------------------------------
shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board or the President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

          SECTION 2.  CERTIFICATES TO BE ENTERED.  All certificates shall be
                      --------------------------
consecutively numbered and names of the owners and numbers of shares and the date of issue shall be entered in the Corporation's books.

          SECTION 3.  TRANSFER OF SHARES.  Shares shall be transferable upon the
                      ------------------
books of the Corporation in person or by attorney, upon surrender of certificates for a like number of shares. Surrendered certificates shall be cancelled.

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          SECTION 4.  FIXING RECORD DATE.  For the purpose of determining the
                      ------------------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall be not more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

          SECTION 5.  LOST CERTIFICATES.  No new certificates shall be issued
                      -----------------
upon a transfer of stock until the former certificates for a like number of shares shall have been surrendered and cancelled; and in case the former certificates shall have been lost or destroyed, no new certificates shall be issued except upon the receipt of a satisfactory bond, the giving of which bond, however, may be waived by the Board of Directors in its discretion.

          SECTION 6.  TRANSFER AGENT AND REGISTRAR.  The Board may make such
                      ----------------------------
rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock of the Corporation.

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                                 ARTICLE VII

          SECTION 1.  BOARD OF DIRECTORS.  The Board of Directors in its
                      ------------------
discretion, from time to time, may declare and pay dividends upon the shares of the capital stock of the Corporation, as and to the extent permitted by applicable law and by any agreements to which the Corporation is a party or by which it may be bound; and may fix and change the dates for the declaration and payment thereof.

          SECTION 2.  VOTING OF STOCK.  Unless otherwise ordered by the Board of
                      ---------------
Directors, the Chairman of the Board or such officers as he may designate shall have full power and authority to attend, act and vote or give proxies to vote at any meeting of stockholders of any corporation in which the Corporation may hold stock and may exercise any and all rights and powers incident to such ownership for and on behalf of the Corporation.

                                  ARTICLE VIII
                                      SEAL
                                      ----

          SECTION 1.  SEAL.  The seal of the Corporation shall be a printed,
                      ----
engraved, stamped or embossed impression, either in form, containing the name of the Corporation, year of its creation, and the words "Corporate Seal, Delaware", or other appropriate words. The Secretary shall cause to be prepared a suitable seal press bearing such design.

                                   ARTICLE IX
                                  FISCAL YEAR
                                  -----------

          SECTION 1.  FISCAL YEAR.  The fiscal year of the Corporation, unless
                      -----------
otherwise determined by the Board of Directors, shall begin on the first day of July of each year.

                                   ARTICLE X
                             NEGOTIABLE INSTRUMENTS
                             ----------------------

          SECTION 1.  NEGOTIABLE INSTRUMENTS.  All promissory notes issued in
                      ----------------------
the name of the Corporation shall be signed, and all promissory notes made to the order of the Corporation, if negotiated, shall be endorsed and all checks, drafts and orders for the payment of money issued in the name of the Corporation shall be signed by such officer, officers, employee, employees, agent or agents of the Corporation as the Board of Directors may from time to time direct.

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                                 ARTICLE XI
                          NOTICE AND WAIVER OF NOTICE
                          ---------------------------

          SECTION 1.  NOTICE.  Any notice required to be given by these by-laws,
                      ------
except such published notice as may be required by statute, may be given by mailing the same addressed to the person entitled thereto, at his or her address as shown on the Corporation's books, unless he or she shall have filed with the Secretary of the Corporation a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request. Any such notice shall be deemed to be given at the time of such mailing.

          SECTION 2.  WAIVER OF NOTICE.  Any stockholder, director or officer
                      ----------------
may waive, in writing, any notice required to be given by these by-laws.

                                  ARTICLE XII
                                   AMENDMENTS
                                   ----------

          SECTION 1.  AMENDMENTS.  By-laws may be made, altered, amended,
                      ----------
suspended or rescinded at any duly convened meeting of the stockholders upon the affirmative vote of the holders of a majority of the stock present and voting at such meeting. At a special meeting of the stockholders, such action can only be

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taken if the substance of the proposed change is set forth in the notice of the meeting. By-laws may also be made, altered, amended, suspended or rescinded by the Board of Directors, at any duly convened meeting thereof upon the affirmative vote of a majority of the directors present at such meeting, subject to the right of the stockholders, by proper action to alter, amend or repeal the by-laws.

                                  ARTICLE XIII

          SECTION 1. The Corporation hereby elects not to be governed by the provisions of Section 203 of the General Corporation Law of Delaware.

          SECTION 2. Notwithstanding the provisions of Article XII of these by-laws, Section 1 of this Article XIII may not be further amended by the Board of Directors.

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